Exhibit 99.1

FOR IMMEDIATE RELEASE:

Mastech Digital Reports 12% Organic Revenue Growth in First Quarter 2020

Data & Analytics Segment Generates Record Revenues with 28% YOY Growth

PITTSBURGH, PA – April 29, 2020 - Mastech Digital, Inc. (NYSE American: MHH), a leading provider of Digital Transformation IT Services, announced today its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights:

•	Total revenues increased 12% to $50.4 million, compared to revenues of $45.2 million in the 2019 first quarter;

•	The Company’s Data and Analytics Services segment reported record revenues for the fourth consecutive quarter;

•	The IT Staffing Services segment achieved revenue of $43.1 million, which represented growth of 9% compared to the first quarter of 2019;

•	GAAP diluted earnings per share were $0.16 in the first quarter of 2020 versus $0.09 in the 2019 first quarter; and

•	Non-GAAP diluted earnings per share were $0.23 in the first quarter of 2020 versus $0.15 in the 2019 first quarter.

Mastech’s Response to COVID-19:

Vivek Gupta, the Company’s President and Chief Executive Officer stated “as you are aware the current COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions. I am pleased to say that Mastech Digital responded to these ever-changing developments and challenges in a very proactive manner. We were quick to mobilize our workforce, in both of our business segments, to a remote work-from-home model to mitigate the health risks to our employees and to continue to provide uninterrupted service to our customers. Our entire organization is working incredibly hard to service our customers during these difficult times. We are also prudently adjusting our cost structure in ways that will allow us to maintain our top-notch talent that we have so artfully secured over the years. And we are laser-focused on the business elements that are within our control, and can help mitigate the impact of these recessionary conditions on our financial results. With that said, we did see some impact of COVID-19 during the month of March and we continue to see our businesses being impacted thus far in the second quarter. The ultimate impact on the second quarter and full year 2020 will depend heavily on the duration of social distancing and shelter-in-place mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it.”

First Quarter Results:

Revenues for the first quarter of 2020 totaled $50.4 million compared to $45.2 million during the corresponding quarter last year. Gross profits in the first quarter of 2020 were $12.7 million, a 17.4% increase as compared to $10.8 million in the same quarter of 2019. Gross margins in the 2020 quarter were 25.2% or 120-basis points higher than first quarter 2019. GAAP net income for the first quarter of 2020 totaled $1.9 million or $0.16 per diluted share, compared to $1.0 million or $0.09 per diluted share during the same period last year. Non-GAAP net income for the first quarter of 2020 was $2.7 million or $0.23 per diluted share, compared to $1.6 million or $0.15 per diluted share in the first quarter of 2019.

Activity levels at the Company’s Data and Analytics Services segment held up well given the state of the global economy, and we were able to sign a significant multi-year, multi-million-dollar order with a blue-chip customer in the financial services vertical in March. Demand for the Company’s IT Staffing Services segment started to taper-off during the second half of the first quarter, particularly with clients in hard hit industries such as transportation, energy and manufacturing.

Commenting on the Company’s financial position, Jack Cronin, Mastech Digital’s Chief Financial Officer, stated, “During the first quarter, we reduced bank debt by $3.4 million, improved our leverage ratios and increased our cash availability under our credit facility to $15.2 million from $13 million at year-end 2019. Continuing our strong liquidity position will be a top priority during these uncertain times.”

About Mastech Digital, Inc.:

Mastech Digital (NYSE American: MHH) is a leading provider of Digital Transformation IT Services. The Company offers Data Management and Analytics Solutions, Digital Learning, and IT Staffing Services with a Digital First approach. A minority-owned enterprise, Mastech Digital is headquartered in Pittsburgh, PA with offices across the U.S., Canada, EMEA, India and ASEAN.

Use of Non-GAAP Measures:

This press release contains non-GAAP financial measures to supplement our financial results presented on a GAAP basis. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

We believe that providing non-GAAP net income and non-GAAP diluted earnings per share offers investors useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allows for greater transparency with respect to key metrics used by management in operating our business. Additionally, management uses these non-GAAP financial measures in evaluating the Company’s performance.

Specifically, the non-GAAP financial measures contained herein exclude the following expense items:

Amortization of acquired intangible assets: We amortize intangible assets acquired in connection with our June 2015 acquisition of Hudson IT and our July 2017 acquisition of the services division of InfoTrellis, Inc. We exclude these amortization expenses in our non-GAAP financial measures because we believe it allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates a helpful comparison of our results with other periods.

Stock-based compensation expenses: We incur material recurring expense related to non-cash, stock-based compensation. We exclude these expenses in our non-GAAP financial measures because we believe that it provides investors with meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under ASC 718, we believe that providing non-GAAP financial measures that exclude these expenses allows investors to make more meaningful comparisons between our operating results and those of other companies within our industry and facilitates comparison of our results with other periods.

Forward-Looking Statements:

Certain statements contained in this release are forward-looking statements based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to (i) projections of revenues, earnings, and cash flow, and (ii) the effects of the COVID-19 pandemic and the regulatory, social and business responses thereto. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the level of market demand for its services, the highly competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, and the Company’s ability to create, acquire and build new lines of business, to attract and retain qualified personnel, reduce costs and conserve cash, and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2019.

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For more information, contact:

Donna Kijowski

Manager, Investor Relations

Mastech Digital, Inc.

888.330.5497

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,575	$2,981
Accounts receivable, net	33,596	32,352
Prepaid and other current assets	1,036	1,597

Total current assets	37,207	36,930
Equipment, enterprise software and leasehold improvements, net	2,393	2,476
Operating lease right-of-use assets	4,348	4,617
Non-current deposits	388	405
Goodwill, net of impairment	26,106	26,106
Intangible assets, net	19,377	20,050

Total assets	$89,819	$90,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,537	$4,575
Current portion of operating lease liability	1,392	1,396
Accounts payable	3,440	4,027
Accrued payroll and related costs	9,456	7,902
Other accrued liabilities	764	1,191

Total current liabilities	23,589	19,091

Long-term liabilities:
Long-term debt, less current portion, net	13,358	20,682
Long-term operating lease liability, less current portion	3,019	3,321
Long-term accrued income taxes	185	185
Deferred income taxes	843	1,025

Total liabilities	40,994	44,304
Shareholders’ equity:
Common stock, par value $0.01 per share	128	127
Additional paid-in capital	22,950	21,939
Retained earnings	30,628	28,759
Accumulated other comprehensive income (loss)	(694)	(358)
Treasury stock, at cost	(4,187)	(4,187)

Total shareholders’ equity	48,825	46,280

Total liabilities and shareholders’ equity	$89,819	$90,584

MASTECH DIGITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2020	2019
Revenues	$50,425	$45,199
Cost of revenues	37,706	34,364

Gross profit	12,719	10,835
Selling, general and administrative expenses	10,243	8,965

Income from operations	2,476	1,870
Other income/(expense), net	(226)	(554)

Income before income taxes	2,250	1,316
Income tax expense	381	352

Net income	$1,869	$964

Earnings per share:
Basic	$0.17	$0.09
Diluted	$0.16	$0.09

Weighted average common shares outstanding:
Basic	11,127	10,998

Diluted	11,675	11,218

MASTECH DIGITAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended March 31,
	2020	2019
GAAP Net Income	$1,869	$964

Adjustments:
Amortization of acquired intangible assets	673	672
Stock-based compensation	456	236
Income taxes adjustments	(296)	(241)

Non-GAAP Net Income	$2,702	$1,631

GAAP Diluted Earnings Per Share	$0.16	$0.09

Non-GAAP Diluted Earnings Per Share	$0.23	$0.15

Weighted average common shares outstanding:

GAAP Diluted Shares	11,675	11,218

Non-GAAP Diluted Shares	11,675	11,218

MASTECH DIGITAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months ended March 31,
	2020	2019
Revenues:
Data and analytics services	$7,360	$5,768
IT staffing services	43,065	39,431

Total revenues	$50,425	$45,199

Gross Margin %:
Data and analytics services	47.1%	45.5%
IT staffing services	21.5%	20.8%

Total gross margin %	25.2%	24.0%

Segment Operating Income:
Data and analytics services	909	1,041
IT staffing services	$2,240	$1,501

Subtotal	3,149	2,542

Amortization of acquired intangible assets	(673)	(672)
Interest expense and other, net	(226)	(554)

Income before income taxes	$2,250	$1,316